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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of May 17, 2001, by and among: CHORDIANT SOFTWARE, INC., a Delaware corporation ("Purchaser"); and ACTIONPOINT, INC., a Delaware corporation (the "Company").


                                    RECITALS

     A. Purchaser and the Company have entered into an Asset Purchase Agreement dated as of May 17, 2001 (the "Purchase Agreement"), pursuant to which the Company will receive shares of common stock of Purchaser. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

     B. Purchaser has agreed to provide the Company with certain registration rights as more fully described herein.


                                    AGREEMENT

The parties, intending to be legally bound, agree as follows:


                             SECTION 1: REGISTRATION

     1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of the Purchaser's common stock (the "Purchaser Common Stock") issued to the Company pursuant to the Purchase Agreement and any shares of Purchaser Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and all of such Registrable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) all of such Registrable Shares may be transferred pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter. If the Company desires to sell shares pursuant to Rule 144, the Company shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Purchaser's counsel for the purpose providing any customarily required opinion.

     1.2 Registration.

          (a) Within fifteen (15) business days following the Closing Date, Purchaser shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement or such successor form (the "Registration Statement"), covering the resale of the Registrable Shares. Purchaser shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing.

          (b) The Company shall furnish such information as Purchaser may reasonably request in connection with the preparation of the Registration Statement in order to permit Purchaser to comply with all applicable securities laws and requirements of the SEC. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this


                                       1.

Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, Purchaser shall use best efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) one hundred twenty (120) days after the effective date of such Registration Statement (the "Registration Effective Period"); provided, however, that the Registration Effective Period shall be increased by one day for each day that the Company is required to discontinue disposition of Registrable Shares pursuant to the provisions of
Section 2.4 and Section 3.2.

     1.3 Other Shares. Purchaser may include in the Registration Statement under this Section 1 any other shares of the Purchaser's common stock (including issued and outstanding shares of the Purchaser's common stock as to which the holders thereof have contracted with Purchaser for "piggyback" registration rights).


                       SECTION 2: PURCHASER'S OBLIGATIONS

     In connection with the Registration Statement referred to in Section 1.2, Purchaser shall:

     2.1 Registration Statement. Prepare and file with the SEC the Registration Statement with respect to the Registrable Shares and thereafter use best efforts to cause the Registration Statement to become and remain effective for the period set forth in Section 1.2.

     2.2 Amendments and Supplements. As promptly as practical prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and any applicable state securities laws or regulations with respect to the sale or other disposition of the shares of Purchaser Common Stock covered by the Registration Statement.

     2.3 Copies of Offering Documents. As promptly as practical furnish to the Company such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Company reasonably requests, in order to facilitate the public sale or other disposition of the Registrable Shares.

     2.4 Misleading Prospectus. Promptly notify the Company in writing, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, upon the occurrence of an event as a result of which, in the reasonable judgement of the Board of Directors of Purchaser acting in good faith after consultation with outside legal counsel to Purchaser, such Registration Statement or the related prospectus contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Immediately thereafter Purchaser shall use commercially reasonable efforts to prepare and file with the SEC and furnish to the Company as promptly as possible a reasonable number of copies of a supplement to or an amendment of such prospectus


                                       2.

as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

     2.5 Rule 144. Use commercially reasonable efforts to file in a timely manner any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and take such further action as the Company may reasonably request, all from time to time to enable the Company to sell the Registrable Shares owned by it without registration under the 1933 Act pursuant to the exemption provided by Rule 144.

     2.6 Blue Sky Filings. Use commercially reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Company, provided that Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     2.7 Nasdaq Filing. Use commercially reasonable efforts to cause the securities covered by the Registration Statement to be included for quotation on the Nasdaq National Market.


                      SECTION 3: THE COMPANY'S OBLIGATIONS

     In connection with the Registration Statement referred to in Section 1.2, the Company shall:

     3.1 Other Documents and Information. Complete, execute, acknowledge and/or deliver such questionnaires, custody agreements and other documents, certificates and instruments as are reasonably required by Purchaser or any underwriter(s) or are otherwise necessary in connection with the registration and offering. The Company shall promptly provide to Purchaser such information concerning it, the Company's ownership of Purchaser's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Purchaser.

     3.2 Cessation of Offering. Upon receipt of any written notice from Purchaser of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Company's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.4, and, if so directed by Purchaser, deliver to Purchaser all copies of the prospectus covering such Registrable Shares in the Company's possession at the time of receipt of such notice. Any such cessation of offering pursuant to this Section 3.2 shall be deemed to be a suspension of Company's rights to make sales for purposes of Section 4.1 hereof.

     3.3 No Preliminary Prospectus. Neither the Company nor any Person acting on the Company's behalf (other than an underwriter selected by Purchaser or approved by Purchaser) shall offer any Registrable Shares by means of any preliminary prospectus.


                                       3.

                             SECTION 4: LIMITATIONS

     4.1 Other Transactions. Notwithstanding anything to the contrary contained in Section 2.4 or elsewhere in this Agreement, if, in the reasonable judgment of the Board of Directors of Purchaser acting in good faith after consultation with outside legal counsel to Purchaser, (a) one or more confidential events occur or circumstances exist that would (absent disclosure) result in a registration statement of Purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) sales of the Registrable Securities would result in a material adverse effect on any plan or proposal by Purchaser with respect to any material transaction, or (c) sales of the Registrable Securities would render Purchaser unable to comply with applicable securities law or SEC requirements or regulations, Purchaser shall not be obligated to file a registration statement or any amendment or supplement thereto, and Purchaser may suspend the Company's rights to make sales pursuant to an effective registration pursuant to Section 1, for a period of not more than 30 consecutive days, provided that in any given 37 day-period, there shall be at least 7 consecutive days during which time Purchaser has not suspended the Company's rights to make such sales; provided, further, that Purchaser shall not utilize the right described in this Section
4.1 more than in the aggregate 60 days in any 12-month period.


                    SECTION 5: EXPENSES AND INDEMNIFICATION

     5.1 Certain Fees and Commissions. Purchaser shall pay its own general legal and accounting fees, "blue sky" expenses and all printing fees in connection with the Registration Statement. The Company shall pay any fees and costs of its counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares.

     5.2 Other Expenses. Purchaser shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

     5.3 Indemnification. In the event any Registrable Shares are included in a registration statement under Section 1:

          (a) Indemnification by Purchaser. To the extent permitted by law, Purchaser will indemnify and hold harmless the Company, the Company's officer, directors, stockholders, successors and assigns, any underwriter (as defined in the 1933 Act) for the Company (if selected by Purchaser or approved by Purchaser), and each person, if any, who controls the Company or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Purchaser will reimburse as incurred the Company, the Company's successors and assigns, underwriter (if selected by Purchaser or approved by Purchaser) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,


                                       4.

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that the indemnification and other rights provided for in this Section 5.3(a)
shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which are the subject thereof did not receive a copy of the final prospectus as amended or supplemented at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of the Company or underwriter to so provide, if required by law so to have been delivered, such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the final prospectus as amended and supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, its underwriter or its controlling person and shall survive the transfer of the Registrable Shares by the Company. Notwithstanding the foregoing, the indemnity agreement contained in this Section 5.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld), and in no event shall the Purchaser be liable pursuant to this Section 5.3(a) for an amount in excess of the net proceeds received by the Company from the sale of Registrable Shares pursuant to the Registration Statement.

          (b) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless Purchaser, its successors and assigns, its officers, directors, stockholders, any underwriter (as defined in the 1933 Act) with respect to the Registrable Shares, and each person, if any, who controls Purchaser or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, arising out of or based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Company or its Representatives expressly for use in such registration by the Company, or (ii) the failure of the Company or any underwriter with respect to the Registrable Shares held by the Company at or prior to the written confirmation of the sale of the Registrable Shares held by the Company, if so required by law so to have been delivered, to send or arrange delivery of a copy of the final prospectus as amended or supplemented to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the final prospectus as amended and supplemented. The Company will reimburse Purchaser, its successors and assigns, officers and directors and any such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such


                                       5.

indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Company. Notwithstanding the foregoing, the indemnity agreement contained in this Section 5.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and in no event shall the Company be liable pursuant to this Section 5.3(b) for an amount in excess of the net proceeds received by the Company from the sale of Registrable Shares pursuant to the Registration Statement.

          (c) Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) To the extent that the indemnification provided for in Section 5.3(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other


                                       6.

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relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                          SECTION 6: OTHER PROVISIONS

     6.1 Attorneys' Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     6.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth in Section 6.4 of the Purchase Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

     6.3 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.5 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents to and submits to the exclusive jurisdiction and venue of the state and federal courts located in Santa Clara County, California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.4 of the Purchase Agreement.

     6.6 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. The Company may not assign its rights under this Agreement without the express prior written consent of the Purchaser. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted


                                       7.

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successors and assigns. This Agreement shall inure to the benefit of: the
Company; the Purchaser; and the respective successors and assigns, if any, of the foregoing.

     6.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     6.9 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.10 Parties in Interest. Except for the provisions of Section 5.3, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

     6.11 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     6.12 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     6.13 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.


                                       8.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


                                       9.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                              CHORDIANT SOFTWARE, INC.

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------



                              ACTIONPOINT, INC.

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------



                                      10.